Exhibit 10.96

AMENDED, RESTATED AND INCREASED

PROMISSORY NOTE

$11,712,177.00	January 30, 2002

FOR VALUE RECEIVED, HUNTLEY DEVELOPMENT LIMITED PARTNERSHIP, an Illinois limited partnership (“Maker”), does hereby promise to pay to the order of BEAL BANK, S.S.B., a savings bank organized under the laws of the State of Texas (“Payee”), at its office at 6000 Legacy Drive, 4 East, Plano, Texas 75024, or at such other place as the holder hereof may from time to time designate in writing, in lawful money of the United States, the principal sum of ELEVEN MILLION SEVEN HUNDRED TWELVE THOUSAND ONE HUNDRED SEVENTY-SEVEN AND NO/l00 DOLLARS ($11,712,177.00), or so much thereof as maybe advanced, with interest thereon as provided in this Note.

1.                                      Certain Definitions. For the purposes hereof, the terms set forth below shall have the following meanings:

(a)                                  “Applicable Law” shall mean (i) the laws of the United States of America applicable to contracts made or performed in the State of Texas, now or at any time hereafter prescribing maximum rates of interest or eliminating maximum rates of interest on loans and extensions of credit, (ii) the laws of the State of Texas including, without limitation, Chapter 303 of the Texas Credit Title, as the same may be amended from time to time (“Chapter 303”), now or at any time hereafter prescribing or eliminating maximum rates of interest on loans and extensions of credit, and (iii) any other laws at any time applicable to contracts made or performed in the State of Texas which permit a higher interest rate ceiling hereunder.

(b)                                 “Base Rate” shall mean a per annum interest rate equal to the greater of (i) the Wall Street Journal Prime Rate, as it fluctuates from time to time, plus four percent (4%) or (ii) twelve percent (12%) per annum.

(c)                                  “Final Maturity Date” shall mean October 31, 2003, subject to extension as provided hereafter.

(d)                                 “Highest Lawful Rate” shall mean at the particular time in question the maximum rate of interest which, under Applicable Law, Payee is then permitted to charge Maker on this Note. If the maximum rate of interest which, under Applicable Law, Payee is permitted to charge Maker on this Note shall change after the date hereof; the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, from time to time as of the effective date of each change in the Highest Lawful Rate without notice to Maker. For purposes of determining the Highest Lawful Rate under the Applicable Law of the State of Texas, the applicable rate ceiling shall be the weekly ceiling described in and computed in accordance with the provisions of Chapter 303; provided, however, that in determining the Highest Lawful Rate, all fees and other charges contracted for, charged or received by Payee in connection with the loan evidenced by this Note which are either deemed interest under Applicable Law or required under Applicable Law to be deducted from the principal balance hereof to determine the rate of interest charged on this Note shall be taken into account. To the extent permitted by Applicable Law, Payee may from time to time substitute for the “weekly ceiling” referred to above any ceiling under Chapter 303 or any other statute and revise the rate, index, formula or provision of law used to compute the rate hereunder as provided therein.

(e)                                  “Loan Agreement” shall mean that certain letter agreement, dated of even date herewith, by and between Maker and Payee.

(f)                                    “Mortgage” shall mean that certain Adjustable Rate Mortgage, Security Agreement and Assignment of Leases and Rents, dated October 27, 1999 (and previously amended, most recently by that certain Third Modification and Extension Agreement, dated of even date herewith), executed by Maker, for the benefit of Payee, covering the Property (hereinafter defined) as security for this Note and certain other indebtedness of Maker to Payee.

(g)                                 “Property” shall mean the real property located in Kane and McHenry Counties, Illinois, and personal property which are more particularly described in the Mortgage.

(h)                                 “Wall Street Journal Prime Rate” shall mean the highest prime rate of interest for commercial borrowings published from time to time by the Wall Street Journal, provided that if at any time the Wall Street Journal ceases to be published or ceases to publish such prime rate, Payee shall select a nationally recognized substitute publication comparable to the Wall Street Journal for use in determining such prime rate, and Payee shall provide written notice to Maker of any such substitution.

2.                                      Calculation and Payment of Principal and Interest.

(a)                                  Subject to the provisions of Section 7 hereafter, interest on the unpaid principal balance hereof from time to time outstanding shall be computed at a per annum rate equal to the lesser of (i) the Base Rate as it exists from time to time and (ii) the Highest Lawful Rate.

(b)                                 Accrued and unpaid interest, computed as set forth in (a) above or in Section 7 below, whichever is applicable, shall be due and payable monthly on the first day of each month hereafter commencing February 1, 2002 and continuing throughout the term of this Note.

(c)                                  The unpaid principal of and all remaining accrued and unpaid interest upon this Note, including interest computed at the Base Rate, the Highest Lawful Rate and/or the Default Rate, as hereinafter defined, whichever is applicable from time to time, are due and payable on the maturity date hereof; whether such maturity date is the Final Maturity Date or any accelerated maturity date.

(d)                                 Interest on this Note shall be calculated as if each year consisted of three hundred sixty (360) days, but to the extent such computation of interest might cause the rate of interest which this Note bears to exceed the Highest Lawful Rate, such interest shall be computed on the basis of three hundred sixty-five (365) day or three hundred sixty-six (366) day years, as the case may be.

(e)                                  If the date for any payment hereunder falls on a day which is a Saturday, Sunday or other legal holiday, then for all purposes of this Note, the same shall be deemed to have fallen on the next following day, and such extension of time shall in such case be included in the calculation of interest.

(f)                                    All payments on this Note shall be applied first to the payment of any Late Charge, as hereinafter defined, due hereunder, then to accrued and unpaid interest hereon and then to the payment of the principal balance hereof; provided, however, if an Event of Default, as hereinafter defined, is then in existence, payments on this Note shall be applied as Payee shall elect, in Payee’s sole discretion.

3.                                      Prepayment. This Note may not be prepaid in whole or in part except as a result of sales of portions of the Property as permitted by the Mortgage.

4.                                      Waiver. Except to the extent otherwise expressly set forth in Paragraph 5 below, Maker and all sureties, endorsers, accommodation parties, guarantors and other parties now or hereafter liable for the payment of this Note, in whole or in part, hereby severally (i) waive demand, notice of demand, presentment for payment, notice of nonpayment, notice of default, protest, notice of protest, notice of intent to accelerate, notice of acceleration, notice of dishonor and all other notices, and further waive diligence in collecting this Note, in taking action to collect this Note, in bringing suit to collect this Note, or in enforcing this Note or any of the security for this Note; (ii) agree to any substitution, subordination, exchange or release of any security for this Note or the release of any party primarily or secondarily liable for the payment of this Note; (iii) agree that Payee shall not be required to first institute suit or exhaust its remedies hereon against Maker or others liable or to become liable for the payment of this Note or to enforce its rights against any security for the payment of this Note; and (iv) consent to any extension of time for the payment of this Note, or any installment hereof; made by agreement by Payee with any person now or hereafter liable for the payment of this Note, even if Maker is not a party to such agreement.

5.                                      Events of Default

(a)                                  Upon the happening of any of the following events (each an “Event of Default”), Payee, at its option, and without limitation of other rights Payee has under the Loan Documents, as such term is defined in the Mortgage, at law or in equity, may declare immediately due and payable the entire unpaid principal balance of this Note together with all interest accrued and owing hereon and all interest thereafter accruing hereon, plus any other sums payable at the time of such declaration pursuant to this Note or any other Loan Document, including, without limitation, the Mortgage. Events of Default consist of the following:

(i)                                     If Maker shall fail to pay any installment of principal and/or interest and/or other sums due under this Note as and when same becomes due and payable in accordance with the terms hereof and/or any other Loan Document, or if Maker shall default in any other obligation under this Note or the Mortgage, the Loan Agreement and/or any other Loan Document which can be cured by the payment of money and if any such failure or default described in this clause (i) remains uncured upon the expiration of five (5) days following the date written notice thereof is given by or on behalf of Payee to Maker; provided, however, (x) Payee will not be obligated to give such written notice more than twice during any twelve (12) month period, and following the second such notice during a twelve (12) month period, any subsequent default or failure during the then current twelve (12) month period shall constitute an Event of Default without any notice given by or on behalf of Payee and (y) Payee has no obligation to provide to Maker any such notice or opportunity to cure in regard to the payment of this Note on the maturity date hereof; whether such maturity date is the Final Maturity Date or any accelerated maturity date established pursuant to the terms hereof; or

(ii)                                  The occurrence of any Event of Default, as defined in the Mortgage, or the occurrence of a default under any other Loan Document which remains uncured upon the expiration of any cure period applicable thereto as set forth in the Loan Document under which such default occurred; or

(iii)                               If; as more particularly described in Paragraphs 5.4, 5.5 and 6.8 of the Mortgage, any portion of or interest in any of the Property or any ownership interest in Maker or in any partner in Maker (other than non-material interests in any limited partner of Maker) is sold, leased, exchanged, assigned, conveyed, transferred, otherwise disposed of; pledged, mortgaged or otherwise encumbered, or if any agreement to effect any thereof is entered into, without in each case the prior written consent of the Payee, which consent may be granted or withheld at the sole discretion of the Payee.

(b)                                 The failure to exercise the foregoing option upon the happening of one or more Events of Default shall not constitute a waiver of the right to exercise the same or any other option at any subsequent time, and no such failure shall nullify any prior exercise of any such option without the express written consent of Payee.

6.                                      Collateral. This Note is secured by, among other things, the Mortgage, which contains provisions for the acceleration of the maturity hereof upon the happening of certain events.

7.                                      Default Interest, Late Charge. If any installment of principal and/or interest due hereon is not paid on or before the due date thereof or if the entire unpaid principal balance of and/or accrued but unpaid interest on this Note are not paid on or before the earlier to occur of the Final Maturity Date or any earlier maturity date effected pursuant hereto, all unpaid amounts of this Note, including principal and interest, shall thereafter bear interest at a per annum rate of interest (the “Default Rate”) equal to the lesser of (i) five percent (5%) in excess of the Base Rate or (ii) the Highest Lawful Rate; provided, however, that the obligation to pay such interest is subject to the limitation contained in the following paragraph. Without limitation of the rights of Payee if a payment is not paid on the due date thereof and without limitation of the obligation of Maker to pay such payments on the due dates thereof; at the option of Payee, Maker will pay a late charge (the “Late Charge”) as designated by Payee but not exceeding five percent (5%) of any installment of principal and/or interest that is not paid on or before the 10th day following the date such payment is due to cover the extra expenses involved in handling delinquent payments, subject to the limitation contained in the following paragraph.

8.                                      Compliance with Law. All agreements between Maker and Payee, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of demand or acceleration of the Final Maturity Date or otherwise, shall the interest contracted for, charged, received, paid or agreed to be paid to Payee exceed the maximum amount permissible under Applicable Law. If; from any circumstance whatsoever, interest would otherwise be payable to Payee in excess of the maximum amount permissible under Applicable Law, the interest payable to Payee shall be reduced to the maximum amount permissible under Applicable Law; and if from any circumstance Payee shall ever receive anything of value deemed interest by Applicable Law in excess of the maximum amount permissible under Applicable Law, an amount equal to the excessive interest shall be applied to the reduction of the principal balance hereof and not to the payment of interest, or if such excessive amount of interest exceeds the unpaid balance of principal hereof, such excess shall be refunded to Maker. All interest paid or agreed to be paid to Payee, to the extent permitted by Applicable Law, shall be amortized, prorated, allocated and spread throughout the full period (including any renewal or extension) until payment in full of the principal so that the interest hereon for such full period shall not exceed the maximum amount permissible under Applicable Law. Payee expressly disavows any intent to contract for, charge or receive interest in an amount which exceeds the maximum amount permissible under Applicable Law. This paragraph shall control all agreements between Maker and Payee.

9.                                      Attorneys’ Fees and Costs. If an Event of Default shall occur, and in the event that thereafter this Note is placed in the hands of an attorney for collection, or in the event this Note is collected in whole or in part through legal proceedings of any nature, then and in any such case Maker promises to pay, and there shall be added to the unpaid principal balance hereof; all reasonable costs of collection, including, but not limited to, reasonable attorneys’ fees incurred by the holder hereof; on account of such collection, whether or not suit is filed.

10.                               Cumulative Rights. No delay on the part of the holder of this Note in the exercise of any power or right under this Note or under any other instrument executed pursuant hereto shall operate as a waiver thereof; nor shall a single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right. Enforcement by the holder of this Note of any security for the payment hereof shall not constitute any election by it of remedies so as to preclude the exercise of any other remedy available to it.

11.                               Headings. The paragraph headings used in this Note are for convenience of reference only, and shall not affect the meaning or interpretation of this Note.

12.                               Notices and Demands. Any notice or demand to be given or to be served upon Maker in connection with this Note must be in writing and shall be given by certified or registered mail, return receipt requested, properly addressed, with postage prepaid, or by nationally recognized overnight courier guaranteeing next day delivery, properly addressed and with delivery charges paid, addressed to Maker as follows:

Huntley Development Limited Partnership
77 West Wacker Drive, Suite 4200
Chicago, Illinois 60601
Attn: Gary Skoien

with a copy to:	Huntley Development Limited Partnership
77 West Wacker Drive, Suite 4200
Chicago, Illinois 60601
Attn: Robert J. Rudnik

or at such other address within the continental United States as Maker may designate from time to time by written notice given to the holder hereof. Any notice or demand will be given and deemed received as provided in the Mortgage.

13.                               Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Texas and the laws of the United States applicable to transactions in the State of Texas. Except as otherwise provided in the Mortgage, courts within the State of Texas shall have jurisdiction over any and all disputes between Maker and Payee, whether at law or in equity.

14.                               Successors and Assigns. The term “Payee” shall include all of Payee’s successors and assigns to whom the benefits of this Note shall inure.

15.                               Business Loan. The loan evidenced hereby is a business loan and the proceeds thereof are to be used, as provided in the Loan Agreement, for costs incurred in the development of the Property and other lawful purposes as consented to by Payee, which consent will not be unreasonably withheld.

16.                               Amendment and Restatement. This Note amends and restates in its entirety that certain Promissory Note, dated October 27, 1999, in the stated principal amount of $10,000,000.00, executed by Maker and payable to the order of Payee (as previously modified, the “Prior Note”). This Note is not a novation of the Prior Note but merely amends and restates the Prior Note in its entirety and increases the maximum principal amount of the Prior Note. As of the date hereof; the unpaid principal balance of the Prior Note is $9,212,177.00. All unpaid principal and accrued and unpaid interest on such Prior Note, as of the date hereof; is now evidenced by, and payable in accordance with the provisions of, this Note. All security and guaranties for the Prior Note remain in effect and secure and guarantee this Note.

17.                               Extension of Term. The term of this Note may be extended for one (1) year provided (i) no Event of Default or event or condition which, with the giving of notice, the passage of time, or both, could mature into such an Event of Default, exists either at the time the notice of extension is given by Maker to Payee or at the time the documents by which the term of this Note is extended are executed and delivered, (ii) Maker provides to Payee written notice of its election to so extend the term of this Note no later than October 1, 2003, (iii) Maker pays to Payee at the time such notice of extension is given a loan extension fee of $75,000.00 and (iv) Maker executes and/or delivers to Payer and causes such other persons and entities as Payee may require (including, without limitation, each guarantor of all or any part of the loan evidenced hereby) to execute and/or deliver to Payee such extension documents and related documents (including a title policy endorsement) as Payee may require and pay all costs and expenses relating to such extension, including, without limitation, Payee’s reasonable attorney’s fees.

MAKER:

HUNTLEY DEVELOPMENT LIMITED PARTNERSHIP, an Illinois limited partnership
By:	Huntley Development Company, its Managing General Partner

By:
		Name:	Gary Skoien
		Title:	Vice President